UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 7, 2013

Date of Report (Date of earliest event reported)

SYNAPTICS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-49602	77-0118518
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1251 McKay Drive

San Jose, California 95131

(Address of Principal Executive Offices) (Zip Code)

(408) 454-5100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 7, 2013 (the “Closing Date”), Synaptics Incorporated, a Delaware corporation (the “Company”), completed its acquisition of Validity Sensors, Inc., a Delaware corporation (“Validity”), pursuant to the terms of an Agreement and Plan of Reorganization (the “Agreement”), dated as of October 9, 2013, by and among the Company, Itsme Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub I”), Itsme Acquisition II LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub II”), Validity, and Shareholder Representative Services LLC.

Pursuant to the terms of the Agreement, on the Closing Date, Merger Sub I merged with and into Validity, with Validity surviving as a wholly owned subsidiary of the Company and, as part of the same overall transaction, Validity, as the surviving entity of the first merger, merged with and into Merger Sub II, with Merger Sub II surviving the second merger as a wholly owned subsidiary of the Company (collectively, the “Merger”).

The Company paid total consideration at the closing, including certain transaction expenses and retirement of certain outstanding indebtedness of Validity, of approximately $92.5 million, subject to a working capital adjustment (the “Base Merger Consideration”). On the Closing Date, the amount of $13.4 million of the Base Merger Consideration was placed into escrow with a third party escrow agent for the satisfaction of indemnification and certain other obligations of the former stockholders of Validity under the Agreement. The Base Merger Consideration, other than the portion withheld therefrom and contributed to the escrow account, as well as certain transaction expenses and outstanding indebtedness of Validity deducted therefrom and paid in cash, will be paid by the issuance and delivery of 1,577,559 shares of common stock of the Company, based on a per share value of $48.278, calculated in accordance with the terms of the Agreement.

As described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on October 9, 2013 (the “Initial 8-K”), the Company may become obligated to make earn-out consideration payments of up to an additional $162.5 million (the “Earn-out Consideration”), based on the Company’s sales and licensing revenues, during certain time periods, the last of which ends on March 31, 2016, recognized as to certain products embodying Validity fingerprint sensor technology, subject to certain milestones, limitations and requirements as further set forth in the Agreement.

The foregoing description of the Merger is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference herein. As described in the Initial 8-K, the issuances of the common stock described above will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act, and/or Rule 506 of Regulation D promulgated thereunder, as a transaction with accredited investors (as defined under Rule 501 of the Securities Act) not involving a public offering.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements of Validity required by Item 9.01(a) of Form 8-K and Regulation S-X will be filed by an amendment to this Form 8-K. The amendment will be filed with the Commission no later than 71 calendar days after the date this Form 8-K is required to be filed with the Commission.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K and Regulation S-X will be furnished by an amendment to this Form 8-K. The amendment will be filed with the Commission no later than 71 calendar days after the date this Form 8-K is required to be filed with the Commission.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Reorganization, dated as of October 9, 2013, by and among Synaptics Incorporated, Itsme Acquisition Corp., Itsme Acquisition II LLC, Validity Sensors, Inc., and Shareholder Representative Services LLC

*	The exhibits and schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such exhibits and schedules to the Commission upon request. In addition, pursuant to a request for confidential treatment filed with the Commission under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, portions of this exhibit have been redacted and have been provided separately to the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTICS INCORPORATED

Date: November 12, 2013	By:	/s/ Kathleen A. Bayless
Kathleen A. Bayless
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Agreement and Plan of Reorganization, dated as of October 9, 2013, by and among Synaptics Incorporated, Itsme Acquisition Corp., Itsme Acquisition II LLC, Validity Sensors, Inc., and Shareholder Representative Services LLC

*	The exhibits and schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such exhibits and schedules to the Commission upon request. In addition, pursuant to a request for confidential treatment filed with the Commission under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, portions of this exhibit have been redacted and have been provided separately to the Commission